As filed with the Securities and Exchange Commission on September 27, 2011.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLEMAN CABLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4410887
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1530 Shields Drive, Waukegan, Illinois	60085
(Address of Principal Executive Offices)	(Zip Code)

Coleman Cable, Inc. Long-Term Incentive Plan

(as amended and restated effective April 28, 2011)

(Full title of the plan)

Richard N. Burger Chief Financial Officer 1530 Shields Drive Waukegan, Illinois 60085 (847) 672-2300	with a copy to: James J. Junewicz Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 (312) 558-5257
(Name, address, and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001	500,000 shares	$8.745	$4,372,500	$507.65

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers any additional shares of common stock which become available or issuable under the Coleman Cable, Inc. Long-Term Incentive Plan, as amended and restated effective April 28, 2011 (the “Plan”), by reason of any stock split and reverse stock split, stock dividend, recapitalization, merger, consolidation or reorganization or similar transactions which results in an increase in the number of the Registrant’s outstanding shares of common stock or shares offered or issuable pursuant to awards granted under the Plan.
(2)	Estimated solely for the purpose of determining the registration fee. Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, based on the average of the high and low prices on September 23, 2011, as reported by the NASDAQ Global Market.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 is being filed in order to register an additional 500,000 shares of the common stock of Coleman Cable, Inc., a Delaware corporation (the “Registrant”), par value $0.001 per share, which are securities of the same class and relate to the same employee benefit plan, the Coleman Cable, Inc. Long-Term Incentive Plan, as amended and restated effective April 28, 2011 (the “Plan”), as those shares registered on the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on October 2, 2007 (Registration No. 333-146461), which is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have previously been filed the Registrant with the Commission under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and are hereby incorporated by reference in this Registration Statement as of their respective dates:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (File No. 001-33337), filed with the Commission on March 8, 2011;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 (File No. 001-33337), filed with the Commission on May 6, 2011 and August 5, 2011, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 18, 2011, March 28, 2011, March 29, 2011, April 12, 2011, May 3, 2011, May 17, 2011 (as amended by the Registrant’s Amendment to the Current Report filed on August 1, 2011 on Form 8-K/A), August 10, 2011, August 16, 2011 and September 27, 2011 (File No. 001-33337); and

(d)	The description of the Registrant’s Common Stock set forth under the heading “Description of Capital Stock” on page 106 of the Registrant’s prospectus filed on September 14, 2007, which relates to the Registrant’s Post-Effective Amendment No. 2 to Form S-1 filed on September 7, 2007, including any subsequent amendment or any report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K), are not deemed filed with the Commission or are not regarded to be incorporated herein by reference).

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

3.2	Amended and Restated By-Laws of Coleman Cable, Inc., effective as of April 29, 2008, incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on May 5, 2008.

4.1	Coleman Cable, Inc. Long-Term Incentive Plan, as amended and restated effective April 28, 2011 (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 12, 2011).

5.1*	Opinion of Winston & Strawn LLP.

23.1*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.2*	Consent of Independent Registered Public Accounting Firm, Kirkland, Russ, Murphy & Tapp, P.A.

23.3*	Consent of Independent Registered Public Accounting Firm, Mayer Hoffman McCann PC.

23.4*	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1*	Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of Registrant (included on signature page of this Registration Statement).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on this 27th day of September, 2011.

COLEMAN CABLE, INC.

By:	/s/ G. Gary Yetman
G. Gary Yetman, President and Chief
Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Coleman Cable, Inc. hereby severally constitute G. Gary Yetman and Richard N. Burger and each of them singly our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below this Registration Statement on Form S-8 filed herewith and any and all amendments thereto, and generally do all such things in our name and on our behalf in our capacities as officers and directors to enable Coleman Cable, Inc. to comply with the provisions of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any one of them this Registration Statement on Form S-8 and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

	Signature	Title(s)	Date

By	/s/ G. Gary Yetman	Director, President and Chief Executive Officer (Principal Executive Officer)	September 27, 2011
G. Gary Yetman

By	/s/ Richard N. Burger	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	September 27, 2011
Richard N. Burger

By	/s/ David Bistricer	Director	September 27, 2011
David Bistricer

By	/s/ Shmuel D. Levinson	Director	September 27, 2011
Shmuel D. Levinson

By	/s/ Dennis J. Martin	Director	September 27, 2011
Dennis J. Martin

By	/s/ Isaac M. Neuberger	Director	September 27, 2011
Isaac M. Neuberger

By	/s/ Harmon S. Spolan	Director	September 27, 2011
Harmon S. Spolan

By	/s/ Denis E. Springer	Director	September 27, 2011
Denis E. Springer

By	/s/ Nachum Stein	Director	September 27, 2011
Nachum Stein

INDEX TO EXHIBITS

Exhibit No.	Description

3.2	Amended and Restated By-Laws of Coleman Cable, Inc., effective as of April 29, 2008, incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on May 5, 2008.

4.1	Coleman Cable, Inc. Long-Term Incentive Plan, as amended and restated effective April 28, 2011 (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 12, 2011).

5.1*	Opinion of Winston & Strawn LLP.

23.1*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.2*	Consent of Independent Registered Public Accounting Firm, Kirkland, Russ, Murphy & Tapp, P.A.

23.3*	Consent of Independent Registered Public Accounting Firm, Mayer Hoffman McCann PC.

23.4*	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1*	Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of Registrant (included on signature page of this Registration Statement).

*	Filed herewith